Exhibit 10.78



                              S2 TECHNOLOGIES, INC.


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                February 3, 2004

                              S2 TECHNOLOGIES, INC.
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 3, 2004, by and among S2 TECHNOLOGIES, INC., a California corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser"). Together, the Company and the Purchasers are referred to as "parties" and each as a "party."

                                    RECITALS

         WHEREAS,  the  Company  has  authorized  the  sale and  issuance  of an
aggregate  of  four  million  seven  hundred   fourteen   thousand  two  hundred
eighty-five (4,714,285) shares of its Series C Preferred Stock (the "Shares");

         WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE.

                  1.1 Authorization of Shares. On or prior to the Initial Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Second Amended and Restated Articles of Incorporation of the Company, in the form attached hereto as Exhibit B (also referred to as the "Restated Charter").

                  1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Initial Closing (as hereinafter defined) the Company shall issue and sell to each Purchaser listed on Exhibit A hereto, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name as set forth on the Schedule of Purchasers attached hereto as Exhibit A (the "Schedule of Purchasers") under the heading "First Closing," at a purchase price of seventy cents ($0.70) per share.

                                       1.
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         2. CLOSING, DELIVERY AND PAYMENT.

                  2.1 Closing. The closing of the sale and purchase of a minimum of 2,857,142 Shares set forth under the heading "First Closing" on Exhibit A (the "Initial Closing") shall take place at 12:00 p.m. on the date hereof, at the offices of Cooley Godward LLP located at 4401 Eastgate Mall, San Diego, CA 92121 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  2.2 Second Closing. Oryx Ventures, LLC shall purchase, within 30 days of the Initial Closing (the "Sceond Closing"), an additional 1,285,714 Shares at a purchase price of seventy cents ($0.70).

                  2.3 Subsequent Sales of Shares. At any time after the 30th day and on or before the 90th day following the Initial Closing or at such later time as the Company and the holders of a majority of the Shares purchased at the Initial Closing and Second Closing (pursuant to Section 2.1 and 2.2) may mutually agree, the Company may sell up to the balance of the authorized shares of Series C Preferred Stock not sold at the Initial Closing and Second Closing (the "Remaining Shares") to such persons as may be approved by the Company (the "Additional Purchasers") provided, however, that no such sales of Remaining Shares may be made hereunder unless the Purchasers at the Initial Closing and Second Closing hereunder (the "Prior Purchasers") are first offered a right to purchase their pro rata portion of the Remaining Shares offered at any such Additional Closing (as defined below). Each Prior Purchaser's "pro rata portion", for the purposes of this Section 2.3 only, shall be equal to the number of shares that such Prior Purchaser actually purchased at the Initial Closing or Second Closing divided by the total number of Shares sold by the Company to all Prior Purchasers at the Initial Closing and Second Closing. If the Company proposes to sell Remaining Shares, it shall give each Prior Purchaser written notice of its intention. Each Prior Purchaser shall have ten
(10) days from the giving of such notice to agree to purchase up to its pro rata portion of the Remaining Shares on the terms and conditions specified in this Agreement by giving written notice to the Company and stating therein the quantity of Remaining Shares to be purchased and delivering the requisite purchase price for such shares. If not all of the Prior Purchasers elect to purchase their entire pro rata portion of the Remaining Shares then being offered by the Company, the Company shall have sixty (60) days thereafter to sell any such Remaining Shares to persons selected in the Company's discretion, on the terms and conditions of this Agreement during the ninety (90) day period referenced in the first sentence of this Section 2.3. All such sales made at any additional closings (each an "Additional Closing", and along with the Initial Closing and Second Closing, each a "Closing"), (i) shall be made on the terms and conditions set forth in this Agreement, (ii) the representations and warranties of the Company set forth in Section 3 hereof (and the Schedule of Exceptions) shall speak as of the Initial Closing, and (iii) the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of such Additional Closing. This Agreement, including without limitation, the Schedule of Purchasers, may be amended by the Company without the consent of Purchasers to include any Additional Purchasers. Any shares of Series C Preferred Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

                                       2.
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                  2.4  Delivery.  At each  Closing,  subject  to the  terms  and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares purchased at such Closing by such Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below.

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), the Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit D (the "Co-Sale Agreement"), and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the "Voting Agreement") (collectively, the "Related Agreements"), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted.

                  3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  3.3 Capitalization; Voting Rights.

                           (a) The  authorized  capital  stock  of the  Company,
immediately prior to the Closing, consists of (i) forty-eight million (48,000,000) shares of common stock of the Company ("Common Stock"), six million one hundred six thousand two hundred and fifty (6,106,250) shares of which are issued and outstanding, and (ii) twenty million one hundred twenty-eight thousand three hundred three (20,128,303) shares of preferred stock of the Company ("Preferred Stock"), two million five hundred ninety-two thousand five hundred ninety-three (2,592,593) shares of which are designated Series A Preferred Stock, all of which are issued and outstanding, ten million
(10,000,000) shares of which are designated Series B Preferred Stock, nine million nine hundred sixty-four thousand two hundred and eighty-six (9,964,286) of which are issued and outstanding and two million eight hundred fifty-seven thousand one hundred thirty-nine (2,857,139) shares are designated Series B-1 Preferred Stock, all of which are issued and outstanding immediately prior to the Closing. Of the Preferred Stock four million seven hundred fourteen thousand two hundred eighty-five (4,714,285) shares are designated Series C Preferred Stock, none of which are issued and outstanding immediately prior to the Closing.

                                       3.

                           (b) Under the Company's  2000 Equity  Incentive  Plan
(the "Plan"), (i) three hundred six thousand five hundred (306,500) shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase one million eight hundred fifty-three thousand five hundred (1,853,500) shares of Common Stock have been granted and are currently outstanding, and (iii) one million four hundred forty-seven thousand six hundred fifty-seven (1,447,657) shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

                           (c) Other than (i) the shares  reserved  for issuance
under the Plan, (ii) warrants to purchase up to seven hundred thousand (700,000) shares of Common Stock pursuant to that certain Business Consultant and Management Agreement dated July 20, 2000, between the Company and Oryx Technologies, Inc., all of which have been exercised, and (iii) warrants to purchase up to thirty five thousand seven hundred fourteen (35,714) shares of the Company's Series B Preferred Stock issued to VMR High Octane Fund and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

                           (d)  All  issued  and   outstanding   shares  of  the
Company's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                           (e)   The   rights,   preferences,   privileges   and
restrictions of the Shares are as stated in the Restated Charter. Other than Series B-1 Preferred Stock, each series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof. Each share of Series B-1 Preferred Stock is convertible into two (2) shares of Common Stock as of the date hereof. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed and will be subject to the terms of the Investor Rights Agreement, Co-Sale Agreement and the Company's Bylaws.

                           (f) No stock plan,  stock  purchase,  stock option or
other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidation, sale of stock or assets, change in control or any other transaction(s) by the Company.

                  3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares

                                       4.

pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and
(c) to the extent that the enforceability of the  indemnification  provisions in
Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  3.5 Liabilities. The Company has no material liabilities and knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

                  3.6 Agreements; Action.

                           (a) Except  for  agreements  explicitly  contemplated
hereby and agreements between the Company and its individual employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                           (b)   There   are  no   agreements,   understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into by the Company for the benefit of its customers in the ordinary course of business).

                           (c) The  Company  has not (i)  declared  or paid  any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                                       5.

                           (d)  For  the  purposes  of  subsections  (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  3.7 Obligations to Related Parties. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, and/or (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors, key employees or shareholders of the Company, or any members of their immediate families, is indebted to the Company. None of the officers, directors or, to the best of the Company's knowledge, key employees or shareholders of the Company or any members of their immediate families, has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  3.8 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the Company's most recent balance sheet dated September 31, 2003, a copy of which has been provided to the Purchasers, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  3.9 Intellectual Property.

                           (a) The Company  owns or possesses  sufficient  legal
rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                                       6.

                           (b) The Company has not received  any  communications
alleging that the Company has violated or, by conducting its business as presently proposed in the Business Plan (as defined in Section 3.18 hereof), would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

                           (c)  The  Company  is  not  aware  that  any  of  its
employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted in the Business Plan. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of Exhibit F attached hereto. No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

                           (d)  Neither  the  execution  nor  delivery  of  this
Agreement or the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

                  3.10 Compliance with Other Instruments. The Company is not in violation or default of any term of its Restated Charter or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions.

                  3.11 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material


                                       7.

adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened or any basis therefor known by the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  3.12 Tax Returns and Payments. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  3.13 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or of any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and/or the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any compensation following termination of employment with the Company. The Company has no knowledge that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee, group of employees, or contractor.

                  3.14 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

                                       8.

                  3.15 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is not under any obligation, and has not granted any rights, to register (as defined in Section
1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, except as contemplated in the Voting Agreement, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

                  3.16 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company (a) has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and (b) believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted in the Business Plan.

                  3.17 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

                  3.18 Full Disclosure. The Company has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

                                       9.

                  3.19 Section 83(b) Elections. To the Company's knowledge, all elections and notices permitted by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company's common stock under agreements that provide for the vesting of such shares.

                  3.20 Insurance. The Company has or will obtain promptly following the Closing general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

                  3.21 Qualified Small Business. The Company represents and warrants to the Purchasers that, to the best of its knowledge, the Company is a "qualified small business" within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof and that upon issuance the Shares should qualify as "qualified small business stock" as defined in Section 1202(c) of the Code as of the date hereof.

                  3.22 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the such Regulations.

                  3.23 Compliance with Environmental Laws. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. To its knowledge, the Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operation, and the Company is not aware of any basis therefor. For purposes of this Agreement, the term "Environmental
Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment. For purposes of this Agreement, the term "Hazardous Substances" shall include any materials classified as hazardous or toxic under any Environmental Laws.

                  3.24 Minute Books. The minute books of the Company made available to the Investors contain a complete summary of all meetings of directors and shareholders of the Company since the time of incorporation of the Company.

                                      10.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

                  Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

                  4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                           (a)  Purchaser  Bears  Economic  Risk.  Purchaser has
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                           (b)  Acquisition   for  Own  Account.   Purchaser  is
acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                           (c)  Purchaser  Can Protect Its  Interest.  Purchaser
represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                                      11.

                           (d) Accredited Investor. Purchaser represents that it
is an accredited investor within the meaning of Regulation D under the Securities Act.

                           (e) Company  Information.  Purchaser has received and
read the Company's financial statements and Business Plan and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                           (f) Rule 144. Purchaser  acknowledges and agrees that
the Shares, and, if issued, the Conversion Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                           (g)  Residence.  If the  Purchaser is an  individual,
then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

                  4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares, are subject to restrictions on transfer as set forth in the Investor Rights Agreement and are subject to voting requirements as set forth in the Voting Agreement.

         5. CONDITIONS TO CLOSING.

                  5.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                           (a) Representations and Warranties True;  Performance
of  Obligations.  The  representations  and  warranties  made by the  Company in
Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                           (b) Legal  Investment.  On the Closing Date, the sale
and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                                      12.

                           (c) Consents, Permits, and Waivers. The Company shall
have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

                           (d) Filing of Restated Charter.  The Restated Charter
shall have been filed with the Secretary of State of California and shall continue to be in full force and effect as of the Closing Date.

                           (e)  Corporate  Documents.  The  Company  shall  have
delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                           (f) Reservation of Conversion  Shares. The Conversion
Shares issuable upon conversion of the Shares issuable at the Closing shall have been duly authorized and reserved for issuance upon such conversion.

                           (g)  Compliance  Certificate.  The Company shall have
delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

                           (h)  Secretary's  Certificate.  The Purchasers  shall
have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Articles of Incorporation as in effect at the time of the Closing, (ii) the Company's Bylaws as in effect at the time of the Closing,
(iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company's shareholders authorizing the filing of the Restated Charter, and (v) good standing certificates (including tax clearance) with respect to the Company from the applicable authority(ies) in California and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

                           (i) Investor  Rights  Agreement.  The Investor Rights
Agreement shall have been executed and delivered by the parties thereto.

                           (j) Co-Sale  Agreement.  The Co-Sale  Agreement shall
have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Co-Sale Agreement.

                           (k) Voting Agreement. The Voting Agreement shall have
been executed and delivered by the parties thereto.

                           (l)  Board  of  Directors.   Upon  the  Closing,  the
authorized size of the Board of Directors of the Company shall be five (5) members and the Board shall consist of Richard Hubbard, Mark Underseth, Phil Wickham, Phil Micciche and one (1) other member, as further specified in the Voting Agreement.

                                      13.

                           (m)  Proceedings  and  Documents.  All  corporate and
other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (n) Proprietary Information and Inventions Agreement.
The Company and each of its officers, employees and consultants shall have entered into the Company's standard form of Proprietary Information and Inventions Agreement, in substantially the form attached hereto as Exhibit F or in other form reasonably acceptable to the Purchasers.

                  5.2 Conditions to Purchasers' Obligations at an Additional Closing. Purchasers' obligations to purchase the Shares at any Additional Closing are subject to the satisfaction, at or prior to the date of the Additional Closing of the following conditions:

                           (a) Legal  Investment.  The sale and  issuance of the
Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                           (b) Filing of Restated Charter.  The Restated Charter
shall have been filed with the Secretary of State of the State of California and shall continue to be in full force and effect.

                           (c) Reservation of Conversion  Shares. The Conversion
Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                           (d)  Compliance  Certificate.  The Company shall have
delivered to the Additional Purchasers at such Additional Closing (i) a Compliance Certificate, executed by the President of the Company, dated as of the date of the Additional Closing, to the effect that the conditions specified in subsections (b) and (c) of this Section 5.2 have been satisfied and (ii) a Certificate of the Chief Executive Officer that there have been no material changes to representations and warranties of the Company set forth in Section 3 herein or, if they have so changed, then said Certificate shall be accompanied by a revised Schedule of Exceptions dated as of the date of the Closing.

                           (e)   Secretary's    Certificate.    The   Additional
Purchasers at such Additional Closing shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Articles of Incorporation as in effect at the time of the respective Additional Closing,
(ii) the Company's Bylaws as in effect at the time of the respective Additional Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company's shareholders authorizing the filing of the Restated Charter, and (v) good standing certificates (including tax clearance) with respect to the Company from the applicable authority(ies) in California and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the given Additional Closing.

                                      14.

                  5.3 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing and at each Additional Closing is subject to the satisfaction, on or prior to the Closing or the Additional Closing, as the case may be, of the following conditions by each Purchaser participating in the Closing or the Additional Closing, as the case may be (except that with respect to any Additional Closing, the references to "Closing" shall instead be deemed to refer to the applicable "Additional Closing"):

                           (a)   Representations   and   Warranties   True.  The
representations and warranties in Section 4 made by those Purchasers acquiring Shares shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                           (b) Performance of Obligations. Such Purchasers shall
have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

                           (c) Filing of Restated Charter.  The Restated Charter
shall have been filed with the Secretary of State of the State of California.

                           (d) Investor  Rights  Agreement.  The Investor Rights
Agreement shall have been executed and delivered by the parties thereto.

                           (e) Co-Sale  Agreement.  The Co-Sale  Agreement shall
have been executed and delivered by the parties thereto.

                           (f) Voting Agreement. The Voting Agreement shall have
been executed and delivered by the parties thereto.

                           (g) Consents, Permits, and Waivers. The Company shall
have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

         6. MISCELLANEOUS.

                  6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

                  6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of


                                      15.

the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

                  6.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  6.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.6 Amendment and Waiver.

                           (a) This Agreement  shall be amended or modified only
upon the written consent of the Company and holders of at least a majority of the outstanding Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                           (b) The  obligations of the Company and the rights of
the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the outstanding Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

                  6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, provided that any facsimile transmission shall be followed immediately by notice sent registered or certified mail as provided herein; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) upon delivery to recipient after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company


                                      16.

at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

                  6.9 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, immediately following the Closing, reimburse the reasonable fees of and expenses of one counsel for all Investors and shall reimburse such counsel for reasonable expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement; provided, however, that the cumulative amount of said fees and expenses to such counsel shall not exceed $5,000.

                  6.10 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  6.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

                  6.13 Broker's Fees. Except for commissions paid to Richard Hubbard in connection with the letter agreement between him and the Company dated January __, 2004, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

                  6.14 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party or parties, as applicable, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

                                      17.

         Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may not be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

         Thus, for the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including, without limitation, the name and other specific information about any party's intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

                  6.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                  6.16 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]




                                      18.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                   PURCHASERS:


S2 TECHNOLOGIES, INC.                      Sigma International

Signature: __________________________      Signature: __________________________

Print Name: _________________________      Print Name: _________________________

Title: ______________________________      Title: ______________________________

Address:   2031 San Elijo Avenue
           Cardiff, CA 92007
                                           High Octane Fund

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


                                           Europe Interchange BV

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________

          [SERIES C PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

                                           Raisin Social Led Retirement Benefit
                                           Scheme

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


                                           Kanton Services Ltd

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


                                           Ashcolin SA (Cushag)

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


                                           Streamhurst Management Limited

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________

          [SERIES C PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

                                           Moore Stevens

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


                                           Dr. James Walsch

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


                                           Joel Ronning

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


                                           NDCA Corporation (Holding) SA

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________

          [SERIES C PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

                                           Oryx Ventures, LLC

                                           Signature: __________________________

                                           Print Name: _________________________

                                           Title: ______________________________


          [SERIES C PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

                                                   TABLE OF CONTENTS

                                                                                                               PAGE

1.       AGREEMENT TO SELL AND PURCHASE...........................................................................1

         1.1      Authorization of Shares.........................................................................1

         1.2      Sale and Purchase...............................................................................1

2.       CLOSING, DELIVERY AND PAYMENT............................................................................2

         2.1      Closing and Subsequent Closing..................................................................2

         2.2      Delivery........................................................................................2

         2.3      Subsequent Sale of Shares.......................................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................3

         3.1      Organization, Good Standing and Qualification...................................................3

         3.2      Subsidiaries....................................................................................3

         3.3      Capitalization; Voting Rights...................................................................3

         3.4      Authorization; Binding Obligations..............................................................4

         3.5      Liabilities.....................................................................................5

         3.6      Agreements; Action..............................................................................5

         3.7      Obligations to Related Parties..................................................................5

         3.8      Title to Properties and Assets; Liens, Etc......................................................6

         3.9      Intellectual Property...........................................................................6

         3.10     Compliance with Other Instruments...............................................................7

         3.11     Litigation......................................................................................7

         3.12     Tax Returns and Payments........................................................................8

         3.13     Employees.......................................................................................8

         3.14     Obligations of Management.......................................................................8

         3.15     Registration Rights and Voting Rights...........................................................8

         3.16     Compliance with Laws; Permits...................................................................9

         3.17     Offering Valid..................................................................................9

         3.18     Full Disclosure.................................................................................9

         3.19     Section 83(b) Elections........................................................................10

         3.20     Insurance......................................................................................10

         3.21     Qualified Small Business.......................................................................10

         3.22     U.S. Real Property Holding Corporation.........................................................10

                                                         i.

                                                   TABLE OF CONTENTS

                                                                                                               PAGE

         3.23     Compliance with Environmental Laws.............................................................10

         3.24     Minute Books...................................................................................10

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................................................11

         4.1      Requisite Power and Authority..................................................................11

         4.2      Investment Representations.....................................................................11

         4.3      Transfer Restrictions..........................................................................12

5.       CONDITIONS TO CLOSING...................................................................................12

         5.1      Conditions to Purchasers' Obligations at the Closing...........................................12

         5.2      Conditions to Purchasers' Obligations at an Additional Closing.................................14

         5.3      Conditions to Obligations of the Company.......................................................15

6.       MISCELLANEOUS...........................................................................................15

         6.1      Governing Law..................................................................................15

         6.2      Survival.......................................................................................16

         6.3      Successors and Assigns.........................................................................16

         6.4      Entire Agreement...............................................................................16

         6.5      Severability...................................................................................16

         6.6      Amendment and Waiver...........................................................................16

         6.7      Delays or Omissions............................................................................16

         6.8      Notices........................................................................................17

         6.9      Expenses.......................................................................................17

         6.10     Attorneys' Fees................................................................................17

         6.11     Titles and Subtitles...........................................................................17

         6.12     Counterparts...................................................................................17

         6.13     Broker's Fees..................................................................................17

         6.14     Confidentiality................................................................................17

         6.15     Pronouns.......................................................................................18

         6.16     California Corporate Securities Law............................................................18

                                                        ii.

                                LIST OF EXHIBITS


Schedule of Purchasers                                                 Exhibit A

Amended and Restated Articles of Incorporation                         Exhibit B

Amended and Restated Investor Rights Agreement                         Exhibit C

Amended and Restated Co-Sale Agreement                                 Exhibit D

Amended and Restated Voting Agreement                                  Exhibit E

Proprietary Information and Inventions Agreement                       Exhibit F

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                                   PURCHASE PRICE PAYABLE IN
                                                                                     IMMEDIATELY AVAILABLE
                          PURCHASER                                SHARES            FUNDS AT FIRST CLOSING
-----------------------------------------------------------     ------------    ---------------------------------
FIRST CLOSING
Sigma International II, L.P.                                       357,142                $250,000.00
11/12 Pall Mall
London SW 1Y 5LU

High Octane Fund                                                   357,142                $250,000.00
Akara Bldg
24 De Castro Street
Wickhams Cay 1
Road Town
Tortola, British Virgin Island
Correspondence to: PO Box 282, Victoria St.
Douglas, Isle of Man, IM99 2DR

Europe Interchange BV                                               35,714                 $25,000.00
Alastair Holbertson
1st Floor 22 Kildare Road
Newlands 7700
Cape Town, South Africa

Raisin Social Led Retirement Benefit Scheme                         35,714                 $25,000.00
40 Croham Valley Road
South Croydon, CR2 7NB

Kanton Services Ltd                                              1,428,571              $1,000,000.00
Akara Bldg
24 De Castro Street
Wickhams Cay 1
Road Town
Tortola, British Virgin Island
Correspondence to: PO Box 282, Victoria St.
Douglas, Isle of Man, IM99 2DR

Ashcolin SA (Cushag)                                                57,142                 $40,000.00
68 Woodsford Square
London W14 8DS

Streamhurst Management Limited                                     128,571                 $90,000.00
Akara Bldg
24 De Castro Street
Wickhams Cay 1
Road Town
Tortola, British Virgin Island
Correspondence to: PO Box 282, Victoria St.
Douglas, Isle of Man, IM99 2DR

Voyager Group Holdings Ltd.                                        428,535                $299,975.00
P.O. Box 743, Suite 5
Watergarden 4
Waterport, Gibraltar

Dr. James Walsh                                                    142,857                 $100,000.00
16 Dogwood Lane
Ladue, MO  63124

Joel Ronning                                                        35,714                 $25,000.00
6220 Orchid Lane
Excelsior, MN  55331

NDCA Corporation (Holding) SA                                       35,714                 $25,000.00
Societe Anonyme Holding
13 avenue du Bois
L-1251 Luxembourg
R.G.S. Luxembourg B No.93.415
  C/o Mr. Andrew Reid
  95 Twyford Avenue
  West Acton
  London W3 9QG

Andrew Reid                                                         42,857                 $30,000.00
95 Twyford Avenue
West Acton
London W3 9QG

Ronan O'Caoimh                                                      35,697                 $24,988.00
Glencarrig House
Delgany
Co Wicklow
Ireland

Acomex Executive Pension Fund                                       71,392                 $49,975.00
Address: c/o Fiske PLC
Salisbury House London Wall
London EC2M 5QS

TOTAL FOR FIRST CLOSING:                                         3,192,762              $2,234,938.00
                                                                 ---------              -------------

SECOND CLOSING
Oryx Ventures, LLC                                               1,285,714                $900,000.00
4340 Almaden Expwy, Suite 220
San Jose, CA  95118

TOTAL FOR SECOND CLOSING:                                        1,285,714                $900,000.00
                                                                 ---------              -------------

TOTAL FOR FINANCING:                                             4,478,479              $3,134,938.00
                                                                 ---------              -------------

                                    EXHIBIT B

                 AMENDED AND Restated Articles of Incorporation











                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              S2 TECHNOLOGIES, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              S2 TECHNOLOGIES, INC.


         Mark Underseth hereby certifies that:

         ONE: He is the duly elected and acting President and Secretary of S2 Technologies, Inc., a California corporation (the "Corporation").

         TWO: The Amended and Restated Articles of Incorporation of this Corporation are hereby amended and restated to read in full as follows:

                                       "I.

         The  name  of  the   Corporation   is  S2   TECHNOLOGIES,   INC.   (the
"Corporation").

                                       II.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is sixty-eight million two hundred six thousand eight hundred seventy-eight (68,206,878) shares, forty-eight million (48,000,000) shares of which shall be Common Stock (the "Common Stock") and twenty million one hundred twenty-eight thousand three hundred three (20,128,303) shares of which shall be Preferred Stock (the "Preferred Stock").

         B. Two million five hundred ninety-two thousand five hundred ninety-three (2,592,593) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), ten million (10,000,000) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), two million eight hundred fifty-seven thousand one hundred thirty-nine (2,857,139) of the authorized shares of Preferred Stock are hereby designated "Series B-1 Preferred Stock" (the "Series B-1 Preferred") and four million seven hundred fourteen thousand two hundred eighty-five (4,714,285) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred") (the Series A Preferred, Series B Preferred, Series B-1 Preferred and Series C Preferred are referred to herein collectively as the "Series Preferred").

                                       1.

         C. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

         1. DIVIDEND RIGHTS.

                  (a) Holders of Series Preferred, in preference to the holders of any other stock of the Corporation ("Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits recapitalizations and the like with respect to such shares). The "Original Issue Price" of the Series A Preferred shall be twenty-seven cents ($0.27) (the "Series A Original Issue Price"). The Original Issue Price of the Series B Preferred shall be thirty-five cents ($0.35) (the "Series B Original Issue Price"). The Original Issue Price of the Series B-1 Preferred shall be thirty-five cents ($0.35) (the "Series B-1 Original Issue Price"). The Original Issue Price of the Series C Preferred shall be seventy cents ($0.70) (the "Series C Original Issue Price"). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

                  (b) So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above) on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the dividend amount paid or set aside for each share of Common Stock. The provisions of this
Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors. The holders of the Series Preferred expressly waive their rights, if any, as described in Sections 502 and 503 of the General Corporation Law of California as they relate to repurchase of shares of Junior Stock upon termination of employment or service by any person as a consultant or director.

         2. VOTING RIGHTS.

                  (a) General Rights. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of

                                       2.

business on the record date fixed for such meeting or the effective date of such written consent.

                  (b) Separate Vote of Series Preferred. With respect to the Series A Preferred, so long as at least one million (1,000,000) shares of Series A Preferred remain outstanding, and with respect to the Series B Preferred and/or Series B-1 Preferred and/or Series C Preferred, so long as, in the aggregate, at least four million (4,000,000) shares of Series B Preferred and/or Series B-1 Preferred and/or Series C Preferred remain outstanding (in each case subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series Preferred), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of, as the case may be, a majority of the outstanding Series A Preferred and/or sixty-six and two-thirds percent (662/3%) of the outstanding Series B Preferred, Series B-1 Preferred and Series C Preferred, in the aggregate, shall be necessary for effecting or validating the actions described in all enumerated clauses (i)-(x) of this clause (b) except for clause (ii), as to which the respective Series Preferred affected adversely must vote in favor of such adverse change by the described percentage vote:

                           (i)  Any  amendment,  alteration,  or  repeal  of any
provision of the Articles of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Determination);

                           (ii)  Any  adverse  change  to  the  powers,  rights,
preferences, privileges, or restrictions of the Series Preferred;

                           (iii) Any increase in the authorized number of shares
of Preferred Stock;

                           (iv) Any authorization or any designation, whether by
reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series Preferred in rights of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                           (v) Any  repurchase or redemption of Preferred  Stock
(except as expressly contemplated by the Articles of Incorporation);

                           (vi) Any redemption, repurchase, payment of dividends
or other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transaction; provided that excluding circumstances involving the Corporation's right of first refusal, the repurchase price is equal to or less than the original purchase price for such shares);

                           (vii)  Any  agreement  by  the   Corporation  or  its
shareholders regarding an Asset Transfer or Acquisition (each as defined in Section 3(c));

                                       3.

                           (viii) Any  action  that  results  in the  payment or
declaration of a dividend on any shares of Common Stock or Preferred Stock;

                           (ix) Any voluntary  dissolution or liquidation of the
Corporation; or

                           (x) Any change in the authorized number of members of
the Corporation's Board of Directors.

                  (c) Election of Board of Directors. The authorized number of members on the Corporation's Board of Directors shall be five (5). For so long as at least one million (1,000,000) shares of Series A Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A Preferred) the holders of Series A Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors (also referred to as the "Board") at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. Notwithstanding the foregoing, in the event of a change in control, dissolution or liquidation of either Oryx Ventures or Oryx Technologies Corp. (collectively referred to as "Oryx") or both, thereafter the holders of Series A shall be entitled to elect only one (1) member of the Board. For so long as at least one million (1,000,000) shares of Series B Preferred and/or Series B-1 Preferred, in the aggregate, remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series B Preferred and/or Series B-1 Preferred) the holders of Series B Preferred and Series B-1 Preferred, voting together as a single class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of Common Stock, voting as a separate class, shall be entitled to elect all remaining members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. For the purposes of this Section 2(c) only, a change of control shall mean:

                           (i) any  consolidation  or merger of Oryx Ventures or
Oryx Technologies Corp. with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of Oryx Ventures or Oryx Technologies Corp., as the case may be, immediately prior to such consolidation, merger or reorganization, own less than 50% of the given entity's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which Oryx Ventures or Oryx Technologies Corp. is a party in which in excess of fifty percent (50%) of the given entity's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of Oryx Ventures or Oryx Technologies Corp.; or

                           (ii)  a  sale,  lease,   pledge,   license  or  other
disposition of all or substantially all of the assets of either Oryx Ventures or Oryx Technologies Corp.

                                       4.

         3. LIQUIDATION RIGHTS.

                  (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of the respective Series Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series Preferred equal to the applicable Original Issue Price for the respective Series Preferred plus all declared and unpaid dividends on such shares of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series Preferred held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in this Section 3(a), then such assets shall be distributed among the holders of the respective Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (b) After payment of the full liquidation preference of the Series Preferred as set forth in Section 3(a) above, any remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and the Series Preferred on the basis of Common Stock equivalents.

                  (c) The following events shall be considered a liquidation under this Section 3:

                           (i) any  consolidation  or merger of the  Corporation
with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation's voting power is transferred (an "Acquisition"), excluding any consolidation or merger effected exclusively to change the domicile of the Corporation;

                           (ii)  a  sale,  lease,   pledge,   license  or  other
disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer");

                           (iii)  in any of such  events,  if the  consideration
received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                                    (A)  Securities  not  subject to  investment
letter or other similar restrictions on free marketability covered by clause (B) immediately below:

                                             (1)  If  traded  on  a   securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

                                             (2)     If     actively      traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                       5.

                                             (3) If  there is no  active  public
market, the value shall be the fair market value thereof, as determined by the Board of Directors.

                                    (B) The method of  valuation  of  securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

         4. CONVERSION RIGHTS.

         The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the "Conversion Rights"):

                  (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of respective Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the then in effect "Series A Preferred
Conversion Rate," "Series B Preferred Conversion Rate", "Series B-1 Preferred Conversion Rate", or "Series C Preferred Conversion Rate" as applicable, (determined as provided in Section 4(b)) by the number of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred and Series C Preferred, respectively, being converted.

                  (b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred by the "Series A Preferred Conversion Price," calculated as provided in Section 4(c). The conversion rate then in effect at any time for conversion of the Series B Preferred (the "Series B Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred by the "Series B Preferred Conversion Price," calculated as provided in Section 4(c). The conversion rate then in effect at any time for conversion of the Series B-1 Preferred (the "Series B-1 Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B-1 Preferred by the "Series B-1 Preferred Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series C Preferred by the "Series C Preferred Conversion Price," calculated as provided in Section 4(c).

                  (c) Conversion Price. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the "Series A Preferred Conversion Price"). The conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the "Series B Preferred Conversion Price"). The conversion price for the Series B-1 Preferred shall be $0.175 (the "Series B-1 Preferred Conversion Price"). The conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the "Series C Preferred Conversion Price"). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to


                                       6.

the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price and the Series C Preferred Conversion Price, in each case as adjusted.

                  (d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of Series C Preferred is issued (the "Series C Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price and the Series C Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price and the Series C Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Series C Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price and the Series C Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of


                                       7.

business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price and the Series C Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price and the Series C Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                  (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series C Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section
4), then in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (h) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Series C Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price and the Series C Preferred Conversion Price then in


                                       8.

effect and the number of shares issuable upon conversion of the respective Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                           (i) Sale of Shares Below Series Preferred  Conversion
Price.

                                    (i) If at any  time  or  from  time  to time
after the Series C Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 4(i) to have issued or sold, Additional Shares of Common Stock (as defined in clause (iv) of this Section 4(i) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e) above, for an Effective Price (as defined in clause (iv) of this Section 4(i) below) less than the then effective Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price, then and in each such case the current Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price, as the case may be, by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined below in clause (ii) of this Section 4(i)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such respective Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued or sold. For the purposes of the immediately preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date. No adjustment shall be made to the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price in an amount less than one-quarter of one cent per share. Any adjustment otherwise required by this Section 4(i) that is not required to be made due to the immediately preceding sentence shall be included in any subsequent adjustment to the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price. For avoidance of doubt, any adjustment to the Series C Conversion Price as a result of the provisions of Section 4(j) and 4(k) below shall not cause any adjustments to the applicable Conversion Prices of the Series Preferred pursuant to the provisions of this Section 4(i)(i).

                                    (ii)  For  the   purpose   of   making   any
adjustment required under this Section 4(i), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it


                                       9.

consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in clause (iii) of this Section 4(i) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                    (iii)  For  the  purpose  of the  adjustment
required under this Section 4(i), if (x) the Corporation issues or sells any (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and (y) the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible
Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion


                                      10.

privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of Series Preferred.

                                    (iv)  "Additional  Shares of  Common  Stock"
shall mean all shares of Common Stock issued by the Corporation or deemed issued pursuant to this Section 4(i), whether or not subsequently reacquired or retired by the Corporation other than: (A) shares of Series C Preferred and/or any shares of Common Stock issued upon conversion of the Series Preferred; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Series C Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Series C Original Issue Date; (D) shares of Common Stock issued and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board; (E) shares issued in any bona fide strategic transactions approved by the Board; and (F) shares of Common Stock issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board. References to Common Stock in the provisions of this clause (iv) above shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(i). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(i), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4(i), for such Additional Shares of Common Stock.

                           (j)  Adjustment  for  Failure  to  Achieve  Milestone
Completion. If, on March 31, 2004, the Corporation has, with new or existing customers, then current licenses to between fifty-six (56) and sixty-nine (69) seats for the Corporation's STRIDE software program, then the Series C Conversion Price will be reduced to $0.475 per share. If, on March 31, 2004, the Corporation does not have, with new or existing customers, then current licenses


                                      11.

to at least fifty-six (56) seats, for the Corporation's STRIDE software program, then the Series C Conversion Price will be reduced to $0.35 per share. Such adjustment shall be automatically effective as of April 1, 2004; provided, however, that there shall be no adjustments pursuant to this Section 4(j) if the Corporation, on March 31, 2004, has, with new or existing customers, then current licenses to at least seventy (70) seats for the Corporation's STRIDE software program.

                           (k) Notices of Adjustment  for Milestone  Completion.
Following any adjustment pursuant to Section 4(j) above of the Series C Preferred Conversion Price due to the failure of the Corporation to have the required number of seat licenses, within thirty (30) days following March 31, 2004 the Corporation shall mail to each holder of Series C Preferred a notice specifying whether or not there was an adjustment to the Series C Conversion Price pursuant to Section 4(j) hereof. In the case of an adjustment, such notice shall describe the adjustment and state the then current Series C Conversion Price. Such notice shall state the actual number of then current seat licenses for the Corporation's STRIDE software program as of March 31, 2004.

                           (l)  Certificate  of  Adjustment.  In each case of an
adjustment or readjustment of the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the respective Series Preferred, if the respective Series Preferred is then convertible pursuant to this Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price and/or the Series B Preferred Conversion Price and/or the Series B-1 Preferred Conversion Price and/or the Series C Preferred Conversion Price, as the case may be, at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

                           (m)  Notices of Record  Date.  Upon (i) any taking by
the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section (3c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of each Series of the outstanding Series Preferred voting separately as a class) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization,


                                      12.

reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                           (n) Automatic Conversion.

                                    (i) (A)  Each  respective  share  of  Series
Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series B-1 Preferred Conversion Price or the Series C Preferred Conversion Price, as the case may be, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price is at least $5.00 per share (as adjusted for stock splits, dividends, recapitalizations and the like), and (ii) the cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $20,000,000.

                                             (B)   Each   share   of   Series  A
Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price upon the affirmative election of the holders of at least a majority of the outstanding shares of Series A Preferred. Each share of Series B Preferred and Series B-1 Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series B Preferred Conversion Price and Series B-1 Preferred Conversion Price, respectively, upon the affirmative election of the holders of at least a majority of the outstanding shares of Series B Preferred and Series B-1 Preferred, voting together as a single class. Each share of Series C Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series C Preferred Conversion Price upon the affirmative election of the holders of at least a majority of the outstanding shares of Series C Preferred. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                                    (ii)  Upon  the  occurrence  of  any  of the
events specified in Section 4(l)(i)(A) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred. Thereupon, the Corporation shall issue and deliver to such holder promptly at such office and in its name as shown on such surrendered


                                      13.

certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                           (o) Fractional Shares. No fractional shares of Common
Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

                           (p)  Reservation of Stock  Issuable Upon  Conversion.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (q) Notices. Any notice required by the provisions of
this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient and if not so sent within such hours, then on the next business day, provided that such facsimile notice is followed upon within three (3) days by registered or certified mail, postage prepaid as set forth in this clause (q), (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                           (r) Payment of Taxes.  The  Corporation  will pay all
taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

                           (s) No Dilution or Impairment. Without the consent of
the holders of the then outstanding Series Preferred, as required under Section 2(b), the Corporation shall not amend its Amended and Restated Articles of
Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed


                                      14.

hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

         5. REDEMPTION.

                  (a) Series C Preferred Redemption. The Corporation shall be obligated to redeem the Series B Preferred, Series B-1 Preferred and Series C Preferred as follows:

                           (i) The holders of at least  sixty-six and two-thirds
percent (66 2/3%) of the then outstanding shares of Series B Preferred, Series B-1 Preferred and Series C Preferred, voting together as a single class, may require the Corporation, to the extent it may lawfully do so, to redeem the Series B Preferred, Series B-1 Preferred and Series C Preferred in three (3) equal annual installments beginning on the fifth anniversary after the date that the first share of Series C Preferred is issued (the "Original Issue Date"), and ending on the date two (2) years from such first redemption date (each a "Redemption Date"); provided that the Corporation shall receive at least sixty
(60) days prior to such fifth anniversary written notice of such request of the Series B Preferred, Series B-1 Preferred and Series C Preferred. The Corporation shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Series B Preferred, Series B-1 Preferred and Series C Preferred to be redeemed a sum equal to the Series B Original Issue Price, Series B-1 Original Issue Price or Series C Original Issue Price, as applicable, per share of Series B Preferred, Series B-1 Preferred or Series C Preferred, as applicable, (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus declared and unpaid dividends with respect to such shares. The total amount to be paid for the Series B Preferred is the "Series B Redemption Price". The total amount to be paid for the Series B-1 Preferred is the "Series B-1 Redemption Price". The total amount to be paid for the Series C Preferred is the "Series C Redemption Price". The number of shares of Series B Preferred, Series B-1 Preferred and Series C Preferred that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series B Preferred, Series B-1 Preferred and Series C Preferred outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 5(a) shall be redeemed from each holder of Series B Preferred, Series B-1 Preferred and Series C Preferred on a pro rata basis.

                           (ii) At least  thirty  (30)  days,  but no more  than
sixty (60) days prior to the first Redemption Date, the Corporation shall send a notice (a "Redemption Notice") to all holders of Series B Preferred, Series B-1 Preferred and Series C Preferred to be redeemed setting forth (A) the Series B Redemption Price, the Series B-1 Redemption Price and the Series C Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Series B Redemption Price, the Series B-1 Redemption Price and Series C Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series B Redemption Price,


                                      15.

Series B-1 Redemption Price and Series C Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

                           (iii)  On  or  prior  to  the  Redemption  Date,  the
Corporation shall deposit the Series B Redemption Price, Series B-1 Redemption Price and Series C Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Series B Redemption Price, Series B-1 Redemption Price and Series C Redemption Price, as applicable, of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this Section 5(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the fifth (5th) day preceding the Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(b) remaining unclaimed at the expiration of one (1) year following such Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request.

                           (iv) On or after such Redemption Date, each holder of
shares of Series B Preferred, Series B-1 Preferred and Series C Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice and thereupon the Series B Redemption Price, Series B-1 Redemption Price and Series C Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been respectively a default in payment of the Series B Redemption Price, Series B-1 Redemption Price and Series C Redemption Price or the Corporation is unable to pay the respective Series B Redemption Price, Series B-1 Redemption Price and Series C Redemption Price due to not having sufficient legally available funds, all rights of the respective holder of Series B Preferred, Series B-1 Preferred and/or Series C Preferred (except the right to receive the Series B Redemption Price, Series B-1 Redemption Price or Series C Redemption Price, as applicable, without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series B Preferred, Series B-1 Preferred and Series C Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, then such respective shares of Series B Preferred, Series B-1 Preferred and Series C Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

                           (v) In the  event  of a call  for  redemption  of any
shares of Series B Preferred, Series B-1 Preferred and Series C Preferred the Conversion Rights (as defined in Section 4) for such Series B Preferred, Series B-1 Preferred and Series C Preferred shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, as applicable, unless default is respectively made in payment of the Series B Redemption Price, Series B-1 Redemption Price and Series C Redemption Price.

                                      16.

         6. NO REISSUANCE OF SERIES PREFERRED.

         No share or shares of Series Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued.

                                       IV.

         A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law of California, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law of California. If, after the effective date of this
Article IV, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

         C. Any repeal or modification of this Article IV shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability."

         THREE: The foregoing amendment and restatement of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

         FOUR: The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the General Corporation Law of California. The total number of outstanding shares entitled to vote or act by written consent was six million one hundred six thousand two hundred fifty (6,106,250) shares of Common Stock, two million five hundred ninety-two thousand five hundred ninety-three (2,592,593) shares of Series A Preferred, nine million nine hundred sixty-four thousand two hundred eighty-six (9,964,286) shares of Series B Preferred and two million eight hundred fifty-seven thousand one hundred thirty-nine (2,857,139) shares of Series B-1 Preferred. A majority of the outstanding shares of the Common Stock voting as a single class, a majority of the outstanding shares of the Series A Preferred Stock voting as a single class, a majority of the outstanding shares of the Series B-1 Preferred Stock voting as a single class, sixty-six and two thirds percent (66 2/3%) of the outstanding shares of the Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class, and a majority of the outstanding shares of the Common Stock and the Preferred Stock, voting together as a single class, approved the Amended and Restated Articles of Incorporation by written consent in accordance with Section 603 of the General Corporation Law of California.


                                      17.

         The undersigned, Mark Underseth, the President and Secretary of S2 TECHNOLOGIES, INC., declares under penalty of perjury under the laws of the State of California that the matters set out in the foregoing certificate are true of his own knowledge.

         Executed at San Diego, California on January __, 2004.



                                      ------------------------------------------
                                      Mark Underseth, President and Secretary















                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                 SIGNATURE PAGE


                                                   TABLE OF CONTENTS

                                                                                                               PAGE

1.       DIVIDEND RIGHTS..........................................................................................2

2.       VOTING RIGHTS............................................................................................2

         (a)      General Rights..................................................................................2

         (b)      Separate Vote of Series Preferred...............................................................2

         (c)      Election of Board of Directors..................................................................4

3.       LIQUIDATION RIGHTS.......................................................................................4

4.       CONVERSION RIGHTS........................................................................................6

         (a)      Optional Conversion.............................................................................6

         (b)      Series Preferred Conversion Rate................................................................6

         (c)      Conversion Price................................................................................6

         (d)      Mechanics of Conversion.........................................................................6

         (e)      Adjustment for Stock Splits and Combinations....................................................7

         (f)      Adjustment for Common Stock Dividends and Distributions.........................................7

         (g)      Adjustment for Reclassification, Exchange and Substitution......................................7

         (h)      Reorganizations, Mergers or Consolidations......................................................8

         (i)      Sale of Shares Below Series Preferred Conversion Price..........................................8

         (j)      Certificate of Adjustment......................................................................11

         (k)      Notices of Record Date.........................................................................11

         (l)      Automatic Conversion...........................................................................12

         (m)      Fractional Shares..............................................................................12

         (n)      Reservation of Stock Issuable Upon Conversion..................................................13

         (o)      Notices........................................................................................13

         (p)      Payment of Taxes...............................................................................13

         (q)      No Dilution or Impairment......................................................................13

5.       REDEMPTION..............................................................................................13

6.       NO REISSUANCE OF SERIES PREFERRED.......................................................................15

                                                         i.

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